Exhibit 107

Calculation of Filing Fee Tables

Form S-1
(Form Type)

ASSET ENTITIES INC.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price(2)	Fee Rate	Amount of Registration Fee
	Newly Registered Securities
Fees to be Paid	Equity	Shares of common stock, $0.0001 par value per share(3)	Rule 457(c)	999,450	$0.91	$912,048.10	0.00011020	$100.51
	Total Offering Amounts					$912,048.10		$100.51
	Total Fees Previously Paid							$0.00
	Total Fee Offsets							$0.00
	Net Fee Due							$100.51

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the registrant is also registering hereunder an indeterminate number of additional securities that may be issued and resold resulting from stock splits, stock dividends or similar transactions.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based upon the average of the high and low prices of the registrant’s Class B Common Stock, $0.0001 par value per share (the “Class B Common Stock”), reported by The Nasdaq Stock Market LLC on August 16, 2023.

(3)	Consists of (1) up to 885,000 shares of Class B Common Stock (the “Triton Shares”) issuable to Triton Funds LP (“Triton”) upon the registrant’s exercise of an option to sell such shares to Triton under the Amended and Restated Closing Agreement, dated August 1, 2023, between the registrant and Triton (the “Triton Purchase Agreement”), or issuable to Triton under pre-funded warrants to be issued to Triton at its election under the Triton Purchase Agreement (the “Pre-Funded Warrants”), (2) 52,500 shares of Class B Common Stock issuable to Boustead Securities, LLC (“Boustead”) upon the exercise of certain warrants held by Boustead; and (3) up to 61,950 shares of Class B Common Stock issuable upon the exercise of warrants to be issued to Boustead in connection with the issuance of the Triton Shares and, if applicable, the Pre-Funded Warrants.